FOR IMMEDIATE RELEASE

Siris Capital Partially Exits its Investment in Poly

Siris Sells approx. 4 Million Shares of PLT, representing ~10% of Outstanding Shares

NEW YORK, NY; SANTA CRUZ, CA, - August 27, 2020 - Plantronics, Inc. (NYSE: PLT) ("Poly" or the "Company"), a global communications company that powers meaningful human connection and collaboration, and Siris Capital Group, LLC (“Siris”) today announced that Siris has sold approx. 4.1 million of the 7.1 million shares of Poly common stock that it previously owned, which represents ~57% of Siris’ stake in Poly and ~10% of Poly’s outstanding shares.

The share sale represents an opportunity for Siris to realize what it considers to be an attractive return on its original investment in Polycom in 2016. Siris and Poly have had a successful long-term relationship dating back to the Company’s acquisition of Polycom from Siris in 2018.

“With Dave Shull recently announced as CEO, we feel that Poly is well positioned to capitalize on opportunities to be the endpoint provider of choice for the unified communications industry,” said Frank Baker, Siris Co-Founder and Managing Partner. “We have confidence in Poly, its management team, and the opportunities ahead.”

As a result of Siris reducing its holding and pursuant to the contractual arrangement between Siris and the Company, Mr. Baker has resigned from Poly’s board of directors. However, Dan Moloney, a Siris Executive Partner, intends to remain an active member on the Poly board of directors.

“Siris has been a constructive partner to Poly over the past two years,” said Bob Hagerty, Poly’s Chairman of the Board and Interim Chief Executive Officer. “We are pleased that Dan will remain on our board.”

About Poly
Plantronics, Inc. ("Poly" - formerly Plantronics and Polycom) (NYSE: PLT) is a global communications company that powers meaningful human connection and collaboration. Poly combines legendary audio expertise and powerful video and conferencing capabilities to overcome the distractions, complexity and distance that make communication in and out of the workplace challenging. Poly believes in solutions that make life easier when they work together and with our partners' services. Our headsets, software, desk phones, audio and video conferencing, analytics and services are used worldwide and are a leading choice for every kind of workspace. For more information visit www.Poly.com.

Poly, the propeller design, and the Poly logo are trademarks of Plantronics, Inc. All other trademarks are the property of their respective owners.

About Siris
Siris is a leading private equity firm that invests primarily in mature technology and telecommunications companies with mission-critical products and services, facing industry changes or other significant transitions. Siris’ development of proprietary research to identify opportunities and its extensive collaboration with its Executive Partners are integral to its approach. Siris’ Executive Partners are experienced senior operating executives that actively participate in key aspects of the transaction lifecycle to help identify opportunities and drive strategic and operational value. Siris is based in New York and Silicon Valley and has raised nearly $6 billion in cumulative capital commitments. www.siris.com

Forward Looking Statements Safe Harbor
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including quotations of a director and statements relating to our intentions, beliefs, projections, outlook, analyses or current expectations that are subject to many risks and uncertainties. Such forward-looking statements and the associated risks and uncertainties include, but are not limited to: (i) our beliefs with respect to the length and severity of the COVID-19 (coronavirus) outbreak, and its impact across our businesses, our operations and global supply chain; (ii) our belief that we can manufacture or supply products in a timely manner to satisfy perishable demand; (iii) expectations related to our customers’ purchasing decisions and our ability to match product production to demand; (iv) risks associated with significant and abrupt changes in product demand which increases the complexity of management’s evaluation of potential excess or obsolete inventory; (v) risks associated with the bankruptcy or financial weakness of distributors or key customers, or the bankruptcy of or reduction in capacity of our key suppliers; (vi) risks associated with the potential interruption in the supply of sole-sourced critical components, our ability to move to a dual-source model, and the continuity of component supply at costs consistent with our plans; (vii) expectations related to our services segment revenues; (viii) expectations that our current cash on hand, additional cash generated from operations, together with sources of cash through our credit facility, either alone or in combination with our election to suspend our dividend payments, will meet our liquidity needs during and following the unknown duration and impact of the COVID-19 pandemic; (ix) expectations relating to our ability to generate sufficient cash flow from operations to meet our debt covenants and timely repay all principal and interest amounts drawn under our credit facility as they become due; (x) risks associated with our channel partners’ sales reporting, product inventories and product sell through since we sell a significant amount of products to channel partners who maintain their own inventory of our products; (xi) our efforts to execute to drive sales and sustainable profitable revenue growth; (xii) our expectations for new products launches, the timing of their releases and their expected impact on future growth and on our existing products; (xiii) our belief that our new Partner Program will drive growth and profitability for both us and our partners through the sale of our product, services and solutions; (xiv) risks associated with forecasting sales and procurement demands, which are inherently difficult, particularly with continuing uncertainty in regional and global economic conditions; (xv) uncertainties attributable to currency fluctuations, including fluctuations in foreign exchange rates and/or new or greater tariffs on our products; (xvi) our expectations regarding our ability to control costs, streamline operations and successfully implement our various cost-reduction activities and realize anticipated cost savings under such cost-reduction initiatives; (xvii) our beliefs regarding the UC&C market, market dynamics and opportunities, and customer and partner behavior as well as our position in the market; (xviii) our belief that the increased adoption of certain technologies and our open architecture approach has and will continue to increase demand for our solutions; (xix) expectations related to the micro and macro-economic conditions in our domestic and international markets and their impact on our future business; (xx) our forecast and estimates with respect to tax matters; (xxi) our expectations related to building strategic alliances and key partnerships with providers of collaboration tools and platforms to drive revenue growth and market share; and (xxii) our expectations regarding pending and potential future litigation, in addition to other matters discussed in this press release that are not purely historical data. Such forward-looking statements are based on current expectations and assumptions and are subject to risks and uncertainties that may cause actual results to differ materially from the forward-looking statements.

We do not assume any obligation to update or revise any such forward-looking statements, whether as the result of new developments or otherwise.

For more information concerning these and other possible risks, please refer to our Annual Report on Form 10-K filed with the Securities and Exchange Commission on June 8, 2020, our Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on July 29, 2020, and other filings with the Securities and Exchange Commission, as well as recent press releases. Without limitation, we cite risks related to sales and potential sales of our shares by Siris.

INVESTOR CONTACT:
Mike Iburg
Vice President, Investor Relations
(831) 458-7533

MEDIA CONTACT:
Edie Kissko
Senior Director, Corporate Communications
(213) 369-3719